UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (d) On August 14, 2012, The New York Times Company (the “Company”) announced that Mark Thompson, the Director-General of the British Broadcasting Corporation (“BBC”), will become the Company’s next President and Chief Executive Officer. The Company’s Board of Directors has also elected Mr. Thompson as a director effective upon the commencement of his employment with the Company. Mr. Thompson is expected to begin his new roles with the Company in November 2012.

Mr. Thompson, age 55, has served as Director-General of the BBC since May 2004 and in various positions of increasing responsibility at the BBC from 1979 to 2001. From 2002 to 2004, Mr. Thompson served as Chief Executive of Channel 4 Television Corporation in the United Kingdom. Mr. Thompson was educated at Merton College at Oxford University in England.

Upon Mr. Thompson’s employment commencement date, Arthur Sulzberger, Jr. will no longer serve as interim Chief Executive Officer of the Company and will continue in his current positions of Chairman of the Company and the Publisher of The New York Times.

A copy of the Company’s press release dated August 14, 2012, announcing Mr. Thompson’s appointment, is attached as Exhibit 99.1 to this Form 8-K.

(e) The Company and Mr. Thompson entered into an employment letter agreement dated August 14, 2012 (the “Letter Agreement”), that provides that Mr. Thompson will receive the following:

Base salary and annual incentive compensation. He will receive an annual base salary of $1 million. Beginning in 2013, Mr. Thompson will be eligible to participate in the Company’s annual incentive award program, with a target incentive award set annually by the Compensation Committee of the Board and independent Board members, in consultation with the other non-management directors. Mr. Thompson’s 2013 target incentive award level will be 100% of his annual base salary. With respect to 2012, Mr. Thompson will receive an incentive award based on 100% of his base salary, which award will be prorated based on his period of employment with the Company in 2012.

Equity sign-on incentive award. Mr. Thompson will be entitled to receive an equity sign-on incentive award (“Sign-On Incentive Award”) under the Company’s 2010 Incentive Compensation Plan, with an aggregate award value of $3 million.

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50% of the Sign-On Incentive Award will be granted in the form of a performance-based stock award (“Sign-On Performance Stock”). The Sign-On Performance Stock will have a 36-month performance period beginning on December 1, 2012 and ending on November 30, 2015, with vesting based on the Company’s total shareholder return relative to the Standard & Poor’s 500 Stock Index measured over the performance period. Actual payout of the Sign-On Performance Stock will range from zero to 200% of the target shares depending on the level of achievement.

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The remaining 50% of the Sign-on Incentive Award will be granted in the form of stock options to purchase shares of the Company’s Class A common stock (“Sign-On Options”). The Sign-On Options will have a term of ten years and will vest in three equal annual installments from Mr. Thompson’s employment commencement date.

These awards will be granted on or shortly after Mr. Thompson’s employment commencement date, and the number of shares and options to be granted will be determined based on the fair value of the shares and options on such grant date. The following terms apply upon a termination of his employment:

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If Mr. Thompson’s employment is terminated by the Company without cause or he resigns for good reason, (i) the Sign-On Performance Stock will vest on a pro rata basis based on actual performance through the end of the full performance period (except that if a change in control occurs during the performance period, the measurement period shall be from December 1, 2012, through the date of the change in control), and (ii) a pro rata portion of those Sign-On Options scheduled to vest at the next annual vesting anniversary will vest based on his service with the Company from the last annual vesting anniversary date (or if none, his employment commencement date) through the termination date.

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If within 12 months of a change in control Mr. Thompson’s employment is terminated by the Company without cause or he resigns for good reason, any unvested Sign-On Performance Stock and Sign-On Options will immediately become fully vested.

Long-term incentive program. Beginning in 2013, Mr. Thompson will be eligible to participate in the Company’s long-term incentive program. The terms and conditions of any awards granted under such program will be the same as such terms and conditions applicable to incentive program awards granted to other senior executive officers of the Company. With respect to 2013, Mr. Thompson will be entitled to an award with a grant date target value of $3 million.

Severance benefits. In the event Mr. Thompson’s employment is terminated by the Company without cause and other than as a result of death or disability or he resigns for good reason, in each case, on or prior to the third anniversary of his employment commencement date, he will generally be entitled to receive (i) an amount equal to 1.25 times the sum of his base salary and target incentive award, (ii) a prorated annual incentive award earned for the year of termination based on actual performance for the entire year and paid at the same time as annual incentive awards to active executives, and (iii) reimbursements for the actual cost of COBRA coverage in excess of the amount that similarly situated active employees pay for the same levels of coverage as elected by him for up to 15 months after termination.

Relocation benefits. Under the Letter Agreement, the Company will provide Mr. Thompson with reasonable temporary housing accommodations for three months after his employment commencement date. In addition, the Company has agreed to reimburse Mr. Thompson for certain expenses relating to his relocation from Oxford, England, to the New York metropolitan area, subject to a maximum of $40,000 and $60,000 for any such expenses incurred in 2012 and 2013, respectively. No reimbursements will be made for such expenses incurred after 2013.

Other benefits. The Company will reimburse Mr. Thompson for reasonable legal fees incurred in connection with entering into the Letter Agreement up to a maximum of $25,000. Mr. Thompson will also be eligible to participate in the benefit programs generally available to senior executive officers of the Company.

All bonuses and equity awards provided to Mr. Thompson under the Letter Agreement will be subject to any clawback policy that the Company may have in effect from time to time. Also, Mr. Thompson will be required to comply with the Company’s stock ownership guidelines for officers. The Letter Agreement also provides that Mr. Thompson’s employment is conditioned on the completion of customary hiring requirements, including obtaining legal authorization to work in the United States.

The summary of the material terms of the Letter Agreement set forth above is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Except for the historical information contained herein, the matters discussed in this Form 8-K are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
Exhibit 10.1	Employment Letter Agreement, dated August 14, 2012
Exhibit 99.1	The New York Times Company Press Release, dated August 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: August 17, 2012	By:	/s/ Kenneth A. Richieri

Kenneth A. Richieri
Senior Vice President and General Counsel

Exhibit List

Exhibit Number	Description
Exhibit 10.1	Employment Letter Agreement, dated August 14, 2012
Exhibit 99.1	The New York Times Company Press Release, dated August 14, 2012